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                                                            Exhibit 10.30


                                 TANDEM OPTION

            This STOCK OPTION AGREEMENT (this "Agreement") is made as of August 23, 1996 between Hanover Direct, Inc., a Delaware corporation (the "Company"), and Rakesh K. Kaul (the "Executive").

            WHEREAS, the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") has heretofore adopted and the Company's shareholders have heretofore approved and ratified the Long-Term Incentive Plan for Rakesh K. Kaul (the "Plan");

            WHEREAS, in accordance with the terms of the Plan the Compensation Committee has granted the Executive the opportunity (the "Right") to purchase up to 1,510,000 shares of common stock of the Company, par value $.66-2/3 per share ("Common Stock"), under the terms set forth in the Plan;

            WHEREAS, the Plan provides that the Compensation Committee shall grant the Executive an option to purchase a number of shares of Common Stock equal to twice the number of shares purchased by the Executive pursuant to his exercise of the Right;

            WHEREAS, the Executive has purchased 1,510,000 shares of Common Stock as of August 23, 1996 pursuant to his exercise of the Right;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

            1. The Company hereby evidences and confirms the grant to the Executive on the date hereof (the "Date of Grant") by the Compensation Committee of an option (the "Option") to purchase 3,020,000 shares of Common Stock (the "Shares") at an option price of $1.15625 per share, representing the fair market value of the Common Stock on the date hereof. The Option shall expire on March 7, 2006 (the "Expiration Date"), subject to earlier cancellation or termination as provided herein.

            2. Subject to the other provisions contained herein regarding the exercisability of the Option, this Option shall vest and become exercisable with respect to 755,000 Shares on March 7, 1997 and with respect to an additional 755,000 Shares on
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each of the next three anniversaries of such date; provided, however, that the
Option shall immediately vest and become exercisable in full upon the Executive's termination of employment by reason of death or permanent disability (as determined by the Compensation Committee), or upon the occurrence of a change in control (as defined in the Employment Agreement) during the term of the Employment Agreement or within six months following the end of such term. For purposes hereof, a permanent disability means the Executive's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

            3. In the event of a termination of the Executive's employment with the Company while any portion of the Option remains unexercised, the Executive's rights to exercise the Option shall be exercisable only as follows:

            (i) Involuntary Termination. If the Executive's employment is involuntarily terminated by the Company other than for cause, the Executive may, until the later of (i) 12 months following the date of such termination or (ii) March 10 of the year following the year in which the termination occurs if such termination occurs before March 10, 1999, exercise the Option with respect to such number of Shares as to which the Option is exercisable (or would be exercisable if his employment had not terminated) on the date of exercise, as determined pursuant to Section 2. For purposes hereof, the provisions of the Employment Agreement shall apply in determining whether the Executive's employment has been involuntarily terminated by the Company other than for cause.

            (ii) Death. If the Executive's employment terminates by reason of death, his Option may be exercised during the 12-month period following such termination.

            (iii) Disability. If the Executive's employment terminates by reason of permanent disability (as determined by the Compensation Committee), the Option may be exercised during the three-month period following such termination.

            (iv) Termination in Other Circumstances. If the Executive's employment terminates in circumstances not described in clauses (i) through (iii), the Executive may, within 30 days following such termination, exercise the Option with respect to such number of Shares as to which the Option is exercisable (or would be exercisable if his


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      employment had not terminated) on the date of exercise, as determined pursuant to Section 2.

Notwithstanding the foregoing, the Option shall in no event be exercisable in whole or in part after the Expiration Date.

            4. (a) Except as provided in paragraph (b), the Option is not transferable by the Executive other than by will or the laws of descent and distribution and is exercisable, during the Executive's lifetime, only by the Executive.

            (b) Notwithstanding the provisions of paragraph (a), if the current transferability restrictions imposed by the Securities and Exchange Commission under Rule 16b-3 are eliminated or modified, the following provisions shall apply if and to the extent that they will not adversely affect the Option's status under such rule:

            (i) In the event of the Executive's incapacity, the Option may be exercised by a conservator, guardian, or the agent under a Durable Power of Attorney;

            (ii) Upon the Executive's death, the Option is transferable by will, by a revocable or irrevocable trust established by the Executive, or by a written beneficiary designation executed by the Executive and delivered to the Company prior to the Executive's death;

            (iii) The Executive may transfer the Option to the Executive's spouse and/or issue or trusts for the benefit of the Executive, the Executive's spouse, and/or the Executive's issue.

            5. In order to exercise the Option, in whole or in part, the Executive shall give written notice to the Company, specifying the number of Shares to be purchased and the purchase price to be paid, and accompanied by the payment of the purchase price. Such purchase price may be paid in cash, a certified check, or a bank check payable to the Company, or in whole shares of Common Stock evidenced by negotiable certificates, valued at their fair market value on the date of exercise, or in a combination of the foregoing. Alternatively, the Option may be exercised, in whole or in part, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and such other documents as the Compensation Committee may require. Upon receipt of payment, the Company shall deliver to the Executive (or to any other person entitled to exercise the Option) a certificate or certificates for such Shares. If certificates


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representing shares of Common Stock are used to pay all or part of the purchase price of the Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the Executive is entitled as a result of exercise of the Option.

            6. The Option shall be exercised only with respect to full Shares; no fractional Shares shall be issued.

            7. As a condition to the issuance of Shares under the Option, the Executive agrees to remit to the Company at the time of exercise any taxes required to be withheld by the Company under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and whether domestic or foreign. The Company shall promptly remit such taxes to the applicable governmental authority.

            8. If the Executive so requests in writing, shares purchased upon exercise of the Option may be issued in the name of the Executive and another person jointly with the right of survivorship, or in the name of a revocable trust of which the Executive is the grantor.

            9. The Option does not qualify as an incentive stock option under
Section 422 of the Internal Revenue Code.

            10. This Option shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, administrator, legal representative, legatee, or distributee or transferee entitled by law or the provisions of the Plan to the Executive's rights hereunder.

            11. The Option is subject in all respects to the terms of the Plan, the provisions of which are incorporated in this Agreement by reference.

            12. This Agreement is entered into, and shall be construed and enforced, under the laws of the State of New York, and shall not be modified except by written agreement signed by the parties hereto.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            HANOVER DIRECT, INC.



                                                 By: _________________________


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                                                 ______________________________
                                                         Rakesh K. Kaul



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